EXHIBIT 1


                             JOINT FILING AGREEMENT

         The undersigned hereby agree to the joint filing of the Schedule 13G to which this Agreement is attached.




                           Dated:  July 10, 2001





                                        ARTISAN INVESTMENT CORPORATION
                                            for itself and as general partner of
                                            ARTISAN PARTNERS LIMITED PARTNERSHIP



                                        By: /s/ Andrew A. Ziegler
                                            ------------------------------------
                                                Andrew A. Ziegler
                                                President


                                         ANDREW A. ZIEGLER

                                         /s/ Andrew A. Ziegler
                                         ---------------------------------------


                                         CARLENE MURPHY ZIEGLER

                                         /s/ Carlene Murphy Ziegler
                                         ---------------------------------------



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